AMENDED AND RESTATED WORKING CAPITAL AGREEMENT

Interstate Business Corporation ("IBC"), a Delaware corporation, has made loans from time to time ("Working Capital Loans") to Interstate General Corporation L.P. ("IGC"), a Delaware limited partnership. All existing or future Working Capital Loans shall be subject to the terms and conditions set forth herein.

1. All Working Capital Loans shall be represented by promissory notes signed by IGC as maker and payable to the order of IBC ("Working Capital Notes"). All Working Capital Notes shall bear interest at the rate of Citibank prime from time to time plus one percent. Interest shall accrue until paid. Payments made on Working Capital Notes shall be applied first to accrued but unpaid interest and then to principal. Unless sooner paid, the entire balance, principal and interest, on Working Capital Notes shall be due and payable December 31, 2005. Working Capital Notes may be prepaid at any time prior to maturity without penalty.

2. IGC agrees that it shall prior to maturity of the Working Capital Notes apply against the balance due thereon net proceeds from project financing as hereinafter defined ("NPPF"). NPPF shall mean the net cash received or available to IGC's affiliates, Interstate Waste Technology ("IWT"), a Delaware corporation, and/or Caribe Waste Technologies, Inc. ("CWT"), a Puerto Rico corporation (singularly "IGC Affiliate"), from the development, ownership or financing of solid waste gasification projects in which an IGC Affiliate has or will have, directly or indirectly, an ownership interest, including but not limited to, the reimbursement of pre-development or development costs, the payment of development fees, milestone or other incentive payments and project distributions. In calculating NPPF, there shall be subtracted payments due and owing for third party costs incurred or to be incurred by an IGC Affiliate in connection with solid waste gasification projects plus such reasonable reserves as the IGC Affiliate's management deems necessary or advisable in order for the IGC Affiliate to meet its projected capital requirements in developing solid waste gasification projects.

3. IGC agrees that it shall prior to maturity of the Working Capital Notes apply against the balance due any excess funds available from the sale of its real estate assets. Excess funds shall be subject to the discretion of IGC's Board of Directors after taking into account basic operating needs, the wetlands remediation required by the Court imposed Consent Decree, and the continued development expenses of solid waste gasification projects.

4. Under the employment agreement between IGC and James J. Wilson ("Wilson"), its chairman and CEO, Wilson is to be paid an annual salary of $500,000. Of this amount $200,000 is reimbursed to IGC by American Community Properties Trust ("ACPT"), a Maryland business trust, under a consulting agreement between Wilson and ACPT. To the extent ACPT does not remit to IGC semi-monthly the consulting fee due Wilson for that payment period, IBC will advance funds to IGC to cover the shortfall which amount or amounts will constitute Working Capital Loans. If IBC for whatever reason fails to pay IGC the shortfall in consulting fees to be paid by ACPT to Wilson, IGC will reduce the amount of the outstanding Working Capital Loans by the amount thereof effective as of the date such payment is due.

5. Equus Gaming Company L.P. ("Equus"), a Delaware limited partnership, has agreed to reimburse IGC for its share of Wilson's salary and expenses reflecting time and expenses spent by Wilson on Equus matters. To the extent that Equus does not promptly reimburse IGC as aforesaid, IBC agrees to reduce the amount due on Working Capital Loans in the same amount in consideration of which the corresponding payable from Equus to IGC shall be transferred to IBC.

6. This Agreement expresses the entire understanding of the parties with regard to the subject matter hereof and shall not be amended or modified except by instrument in writing signed by the parties hereto.

7. This Agreement is entered into in the State of Maryland and shall be governed by the laws of the State of Maryland excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

8. This Agreement is effective as of September 1, 2002.

INTERSTATE BUSINESS CORPORATION

By: /s/
J. Michael Wilson, President

STATE OF MARYLAND ) ) ss. COUNTY OF CALVERT )

I HEREBY CERTIFY that on this 27th day of January 2003, before me, the undersigned Notary Public of the State of Maryland, in and for the County of Calvert, personally appeared J. MICHAEL WILSON, known to me to be the PRESIDENT of INTERSTATE BUSINESS CORPORATION, who executed the foregoing on behalf of such corporation for the purposes therein contained by signing the name of the corporation by himself as such President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/
Elizabeth K. Clayton, Notary Public

My Commission Expires: 11/1/06

INTERSTATE GENERAL COMPANY, L.P.

By: Interstate General Management Corporation
General Partner

By: /s/
Mark Augenblick, President

STATE OF VIRGINIA ) ) ss. COUNTY OF LOUDOUN )

I HEREBY CERTIFY that on this 28th day of January 2003, before me, the undersigned Notary Public of the State of Virginia, in and for the County of Loudoun, personally appeared MARK AUGENBLICK, known to me to be the PRESIDENT/COO of INTERSTATE GENERAL MANAGEMENT CORPORATION, Managing General Partner of INTERSTATE GENERAL COMPANY, L.P., who executed the foregoing on behalf of such corporation for the purposes therein contained by signing the name of the corporation by himself as such President / COO.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/
Claudia L. Dingfelder, Notary Public

My Commission Expires: 10/31/05